U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  April 8, 2006


                              ALPHA SPACECOM, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)


          Nevada                         0-13628                13-3183646
          ------                         -------                ----------
State or other jurisdiction      Commission File Number    (IRS Employer ID No.)
    of  incorporation)

                           Room 710, Zhou Ji Building
                                No. 16 Ande Road
                               Dongcheng District
                              Beijing 100011, China
                              ---------------------
                    (Address of principal executive offices)



                                011-852-2602-3761
                                -----------------
                           (Issuer's Telephone Number)


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Item 1.01 Entry into a Material Definitive Agreement

On April 8, 2006, we executed a Merger Agreement (the "Agreement") with East Glory Investments Group Limited, a Cayman Islands corporation ("EGIG") that has its principal place of business located at 12/F, Beicang Building, No.76 Jianshebei Road, Taiyuan City, Shanxi Province, People's Republic of China. The Agreement provides for us to issue an aggregate of 898,823,370 shares of our Common Stock (representing 90% of all shares outstanding after this merger) in exchange for all of the issued and outstanding securities of EGIG.

The effectiveness of the Agreement is contingent upon several factors, including
(i) the approval of the Agreement by our shareholders, as well as the shareholders of EGIG, as more fully described in Section 4.1 and 4.2 of the Agreement that is attached hereto as Exhibit 2.3; (ii) the filing and acceptance of an Amendment with the Nevada Secretary of State to increase the number of our authorized Common Shares to 1,000,000,000, par value $0.001 per share and changing our name to "Beicang Iron & Steel Inc."; (iii) the filing and acceptance of Articles of Merger, as required under Nevada law; (iv) the receipt by us of EGIG's audited Financial Statements for its fiscal year ended December 31, 2005, which shall be prepared in accordance with Generally Accepted Accounting Principles; and (v) receipt by us of all information required to be included to allow us to file a Form 8-K12G3 (or such other form as may be prescribed by the Securities and Exchange Commission) with the US Securities and Exchange Commission, advising of the Merger and change in control of our company.

If the Agreement becomes effective, our current management will resign their respective positions with us and be replaced by Messrs. Hou Beicang and Zou Zhendong, who will become directors of our company. Mr. Hou Beicang will also assume the positions of our Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer.

EGIG was incorporated under the laws of the Cayman Islands on July 26, 2005 and holds all of the issued and outstanding share capital of Trinity Link Holdings Ltd. ("Trinity Link"), which was incorporated under the laws of the British Virgin Islands on August 18, 2005. Trinity Link in turn holds all of the issued and outstanding share capital of Shanxi Bestlink Management Consulting Co. Ltd. ("Bestlink"), which was incorporated under the laws of the People's Republic of China on December 30, 2005. Neither EGIG, Trinity Link or Bestlink have carried on any substantive operations of their own, except that Bestlink has entered into certain exclusive agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL"), Fanshi County Xinyu Iron Resources Co. Ltd. ("FS") and other relevant parties.

Located in Pinglu County and Fanshi County respectively in the southern and northern part of Shanxi Province of China, PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces pelletized iron that is used in steel manufacturing. Customers of PL and FS include major steel manufacturers in China.

The majority of the paid-in capital of both PL and FS was funded by the shareholders of EGIG. On January 5, 2006, Bestlink entered into certain exclusive agreements with both PL and FS and their shareholders. PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management consulting and other general business operation services to PL and FS in return of a services fee which is equal to 95% of PL and FS's revenue less their operational cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrevocably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, EGIG, through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates EGIG, through Bestlink, to absorb a majority of the risk of loss from PL and FS's activities and enable EGIG, through Bestlink, to receive a majority of its expected residual returns, EGIG accounts for PL and FS as its variable interest entities ("VIE") under FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51", because the equity investors in PL and FS do not have the characteristics of a controlling financial interest and EGIG should be considered the primary beneficiary of PL and FS. Accordingly, EGIG consolidates PL and FS's results of operations, assets and liabilities.

PL is based in Pinlu County in the southern part of Shanxi Province. Its main product is ferrochromium alloy (used in the production of steel). The major production facilities of PL include two owned 6,300 KVA ore hot stoves and one leased 12,500 KVA ore hot stove. Annual production capacity amounts to 40,000 tons of ferrochromium, while annual revenue amounts to RMB250 million (US$31 million, unaudited).

Major raw materials used by PL include chromium, silica, coke powder, iron oxide, etc. The major supplies come from chromium mines in Tibet, India, Pakistan, Turkey and the Philippines. PL maintains long-term relationship with import agents, which provides for the continuous and steady supply of raw materials.

FS's main product is acid pellets (used in blast furnace iron-smelting for the production of carbon steel). Its production facilities are based in Fanshi County in the northern part of Shanxi Province. FS's plant occupies a total area of 6.76 hectors (around 16.7 acres), consisting of one 10m(2) shaft furnace with an annual capacity of 400,000 tons of acid pellets. It is expected that a second shaft furnace shall be added in the near future.

The raw material for the production of acid pellets is fine ore. FS's largest supplier is Changchi Enterprise (Group) Ltd. (a related company owned by Mr. Hou Beicang). Changchi Enterprise leases from New Linfen Steel & Iron Co. Ltd (a major state-owned steel manufacturer, hereinafter referred as "Linfen") a 5-year mining right over 2 iron mines with an aggregate reserve of 20 million tons of 25%-36% iron ores that has an average annual output of 2 million tons. In addition, Changchi Enterprise also operates three ore dressing plants with an aggregate annual output of 300,000 ton 64.5% fine ore. It is intended that the mining and ore dressing operations of Changchi will be transferred to FS in due course.

FS has also entered into a 5-year sales contract with Changchi Enterprise, which in turn sells to Linfen. Changchi has agreed to purchase a minimum of 300,000 tons of acid pellets produced by FS annually, representing 75% or more of FS's current annual capacity of 400,000 tons. FS also has sales agreements with other large-scale steel manufacturers in China, including Handan Iron & Steel Group Co. Ltd. in Hebei province, Changzhi Iron & Steel (Group) Co. Ltd. in Shaanxi, Qingdao Iron & Steel Plant and Tianjin Steel Plant.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Number  Description
------  -----------

2.3 Merger Agreement between Alpha Spacecom, Inc. and East Glory Investments Group Limited








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 12, 2006                         ALPHA SPACECOM, INC.
                                              (Registrant)


                                              By:  s/Xuedong Hu
                                                 -------------------------------
                                              Its:     CEO & President
                                                  ------------------------------